UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 15, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On June 15, 2005, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") approved the following compensation structure for non-employee directors, effective as of July 1, 2005:
  an annual retainer for serving on the Board of $55,000, payable quarterly;
  an annual retainer for serving on a standing committee of the Board of $20,000, payable quarterly;
  an annual retainer for serving as the Chairman of the Audit Committee of $18,000, payable quarterly;
  an annual retainer for serving as the Chairman of the Compensation Committee of $15,000, payable quarterly;
  an annual retainer for serving as the Chairman of the Nominating and Corporate Governance Committee of $12,000, payable quarterly; and
  in lieu of stock option grants, an annual stock grant of a number of shares equal in value to $100,000, based on the value of the Company's stock at the date of each Annual Meeting, to be issued under the Company's 2005 Stock Award and Incentive Plan.

ITEM 7.01.	Regulation FD Disclosure
The Company held its Annual Meeting of Stockholders on June 15, 2005. A copy of the meeting transcript is attached hereto as Exhibit 99.1.

ITEM 8.01.	Other Events
On June 17, 2005, the Company issued a press release announcing that its Board of Directors raised its cash dividend to an annual rate of $0.30 per share from $0.20 per share. A quarterly cash dividend of $0.075 per share was declared and is payable on July 8, 2005, to stockholders of record at the close of business on June 27, 2005. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

	Exhibit No.	Description
	99.1	Transcript dated June 15, 2005 of the Company's Annual Meeting of Stockholders.
	99.2	Press Release dated June 17, 2005 announcing an increase in the Company's dividend rate and the declaration of a quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMERICAN EAGLE OUTFITTERS, INC.

Dated: June 20, 2005	By:	/s/ Dale E. Clifton
	Name:	Dale E. Clifton
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript dated June 15, 2005 of the Company's Annual Meeting of Stockholders.
99.2	Press Release dated June 17, 2005 announcing an increase in the Company's dividend rate and the declaration of a quarterly dividend.